UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2017

THEMAVEN, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2125 Western Avenue, Suite 502 Seattle, WA	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  775-600-2765

5048 Roosevelt Way, NE

Seattle, WA 98105
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

The disclosure under Item 3.02 is incorporated herein by reference to the extent required.

Item 3.02	Unregistered Sales of Equity Securities.

On April 4, 2017, theMaven, Inc. (the “Company”) closed on securities purchase agreements (the “Purchase Agreement”) with 25 purchasers (the “Investors”), which provided for the sale by the Company of an aggregate of 3,765,000 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), at a price of $1.00 per share (the “Offering”).

The Company paid to MDB Capital Group LLC (the “Placement Agent”), in consideration for its services as placement agent for the Offering, $188,250 and issued to the Placement Agent 162,000 shares of Common Stock.

Pursuant to the Purchase Agreement, the Company has agreed to indemnify the Investors for liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in the Purchase Agreement or related documents or (ii) any action instituted against an Investor with respect to the Offering, subject to certain exceptions. The Purchase Agreement also contains customary representations and warranties and covenants of the Company and was subject to customary closing conditions.

In addition, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, dated April 4, 2017, pursuant to which the Company agreed to register for resale by the Investors the shares of Common Stock purchased by the Investors pursuant to the Purchase Agreement. The Company is also committed to register the 162,000 shares issued to the Placement Agent. The Company has committed to file the registration statement no later than 45 days after the Closing and to cause the registration statement to become effective no later than the earlier of (i) seven business days after the SEC informs the Company that no review of the registration statement will be made or that the SEC has no further comments on the registration statement or (ii) July 30, 2017. The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events, including the Company’s failure to file the registration statement or cause it to become effective by the deadlines set forth above. The amount of liquidated damages payable to an Investor would be 1% of the aggregate amount invested by such Investor for each 30-day period, or pro rata portion thereof, during which the default continues, up to a maximum amount of 7.5% of the aggregate amount invested by such Buyer pursuant to the Purchase Agreement.

The shares of Common Stock issued in the Offering and to Placement Agent were offered and sold exclusively to accredited investors in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The Investors and the Placement Agent represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates and Agent Warrant issued at the Closing. The offer and sale of the securities were made without any general solicitation or advertising.

The foregoing summaries of the Purchase Agreement, the Registration Rights Agreement and the Agent Warrant are qualified in their entirety by reference to the full text of the agreements, which are attached as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Securities Purchase Agreement, dated April 4, 2017 between the Registrant and the Investors listed on the schedule of buyers attached thereto.

10.2	Registration Rights Agreement, dated April 4, 2017, between the Registrant and the Investors party thereto.

99.1	Press Release issued by the Registrant dated April 10, 2017.